AWC (CPA) LIMITED Certified Public Accountants (Practising) 正大會計師事務所有限公司
7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong. 香港皇后大道中三五九至三六一號南島商業大七樓 Tel : (852) 2851 7954 Fax: (852) 2545 4086

October 8, 2015

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements that we understand Eason Education Kingdom Holdings, Inc. will include under Item 4.01 of the Form 8-K report, dated October 8, 2015, to be filed regarding the change of auditors. We agree with such statements make regarding our firm.

Sincerely,

/s/ AWC (CPA) Limited

AWC (CPA) Limited